At RFMD®                                                                                        At The Financial Relations Board

Doug DeLieto                                        Dean Priddy                         Joe Calabrese

VP, Investor Relations                            CFO                                   Vice President

336-678-7088                                       336-678-7975                    212-827-3772

FOR IMMEDIATE RELEASE

July 23, 2009

RFMD® DELIVERS SIGNIFICANTLY IMPROVED OPERATING RESULTS AND CASH FLOW

June 2009 Quarterly Highlights:

  Quarterly Revenue Increased Sequentially 23.3% To $212.5 Million

  On A GAAP Basis, Gross Profit Totaled $74.0 Million, Or 34.8% Of Revenue; Operating Profit Totaled $12.1 Million, Or 5.7% Of Revenue, And Diluted Earnings Per Share Totaled $0.02

  On A Non-GAAP Basis, Gross Profit Totaled $78.5 Million, Or 37.0% Of Revenue; Operating Profit Totaled $24.0 Million, Or 11.3% Of Revenue, And Diluted Earnings Per Share Totaled $0.07

  Free Cash Flow (Net Cash Provided By Operating Activities Minus Property And Equipment Expenditures) Was $34.5 Million, Or $0.13 Per Diluted Share

  Both CPG And MPG Grew Sequentially In Excess Of The Growth Rate Of Primary End Markets, Led By Growth Of More Than 50% In Both 3G Front Ends And Smart Grid Applications

  RFMD Is Booked For Sequential Growth In Revenue And Anticipates Sequential Growth In EPS And Strong Cash Flow In The September 2009 Quarter

GREENSBORO, N.C., July 23, 2009 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance semiconductor components, today reported financial results for its fiscal 2010 first quarter ended June 27, 2009. RFMD’s June quarterly revenue increased approximately 23.3% sequentially to $212.5 million. GAAP gross margin for the quarter increased sequentially from 17.3% to 34.8%, and non-GAAP gross margin increased sequentially from 19.8% to 37.0% during the same period. Operating profit was approximately $12.1 million on a GAAP basis and approximately $24.0 million on a non-GAAP basis, reflecting increased revenue, gross profit and solid expense management. Net income was approximately $4.8 million, or $0.02 per diluted share, on a GAAP basis and approximately $18.9 million, or $0.07 per diluted share, on a non-GAAP basis.

    RFMD® Product Group Highlights

        Cellular Products Group (CPG)

  CPG outpaced cellular component market growth, driven by market share gains

  Sales of 3G power amplifiers increased sequentially by more than 50% and revenue related to 3G smartphones increased significantly as a percentage of CPG revenue

  Design win momentum for RFMD’s new GSM/GPRS transmit modules continued to increase significantly across top-tier handset OEMs in Korea and Greater China

  CPG won new component qualifications on reference designs from QUALCOMM and Infineon during the quarter

  CPG introduced 12 new products and continued to expand its content opportunity across cellular front ends, receiving first production orders for GPS LNA/filter modules and sampling switch duplexer modules to leading customers

  CPG currently forecasts sequential growth in excess of the projected handset industry growth rate in the September 2009 quarter, fueled by continued expansion of content in 3G smartphones and continued share gains

    Multi-Market Products Group (MPG)

  MPG experienced increased customer activity in multiple markets, including 3G cellular infrastructure in China, WiFi, WiMAX, defense and commercial power

  Sales related to smart grid applications, including Automatic Meter Reading (AMR), grew more than 50% sequentially

  MPG received its first production orders for electronic toll collection (ETC) applications in China

  MPG launched its Gallium Nitride (GaN) Foundry Services business unit, featuring RFMD's state-of-the-art, high-power GaN semiconductor technology

  MPG released 18 new RF components and 51 derivative products in the June quarter; MPG is on track to release more than 250 products this fiscal year

  MPG currently forecasts sequential growth in the September 2009 quarter

GAAP RESULTS (1)
( in millions, except percentages and per share data)	Q1 Fiscal 2010	Q4 Fiscal 2009	Change vs. Q4 2009	Q1 Fiscal 2009	Change vs. Q1 2009

Revenue	$212.5	$172.3	23.3%	$240.5	(11.6)%
Gross Margin	34.8%	17.3%	17.5 ppt	30.1%	4.7 ppt
Operating Income (Loss)	$12.1	$(56.5)	$68.6	$(39.7)	$51.8
Net Income (Loss)	$4.8	$(58.7)	$63.5	$(26.5)	$31.3
Diluted EPS (LPS)	$0.02	$(0.22)	$0.24	$(0.10)	$0.12

NON-GAAP RESULTS (excluding share-based compensation, amortization of intangibles, impairment of goodwill and intangibles, amortization of acquisition-related inventory step-up, acquired in process research and development, integration charges, manufacturing start-up costs, gain on retirement of convertible subordinated notes, restructuring charges, non-cash interest expense on convertible subordinated notes and tax adjustments) (1)

(in millions, except percentages and per share data)	Q1 Fiscal 2010	Q4 Fiscal 2009	Change vs. Q4 2009	Q1 Fiscal 2009	Change vs. Q1 2009

Gross Margin	37.0%	19.8%	17.2 ppt	33.0%	4.0 ppt
Operating Income (Loss)	$24.0	$(21.4)	$45.4	$2.3	$21.7
Net Income (Loss)	$18.9	$(25.0)	$43.9	$9.9	$9.0
Diluted EPS (LPS)	$0.07	$(0.10)	$0.17	$0.04	$0.03

(1)  Effective March 29, 2009, we adopted the Financial Accounting Standard Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  Our financial statements for the three months ended March 28, 2009 and June 28, 2008 have been adjusted to reflect the retroactive application of this new accounting standard.

Business Outlook

RFMD is experiencing improved order visibility in its primary markets and currently expects sequential revenue growth, driven by the increasing RF content opportunity in 3G smartphones and continued market share gains. RFMD’s fiscal 2010 is a 53-week fiscal year, and the September 2009 quarter is a 14-week quarter.

  RFMD is currently booked for sequential revenue growth in the September 2009 quarter

  RFMD currently projects factory utilization rates in the September 2009 quarter will be in-line with factory utilization rates in the June quarter

  RFMD currently expects to increase cash, cash equivalents and short-term investments in the September 2009 quarter

  RFMD currently anticipates sequential growth in EPS and strong cash flow in the September 2009 quarter

RFMD’s actual quarterly and annual results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “Our June quarterly results demonstrate the outstanding execution of the entire RFMD team and highlight the earnings power in our operating model. We made significant progress in the June quarter toward our financial model, and RFMD today is structured for significant financial leverage. In the September quarter, we expect sequential growth in both revenue and earnings per share.”

Dean Priddy, CFO of RFMD, said, “Despite the reduced year-over-year demand environment, we are pleased to have delivered on our commitment to significantly improved financial performance.

“RFMD’s business model is structured to enable us to grow revenue rapidly, improve earnings significantly and generate substantial free cash flow. We expect continued strong free cash flow and return on invested capital (ROIC) as our reduced die size products represent a greater percentage of revenue, thereby reducing the need for significant additional capital expenditures into the foreseeable future. Additionally, we expect our breakthrough GaN process technology, which utilizes our existing high-volume manufacturing assets, will contribute to our improved ROIC this calendar year.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD’s earnings release contains the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss), (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative) and (vi) free cash flow.  Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table on page 9 and the “Additional Selected Non-GAAP Financial Measures And Reconciliations” table on page 10.

In managing RFMD’s business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures.  In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin.  In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs.  In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management.  We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of certain non-cash expenses, unusual items and share-based compensation expense, which may obscure trends in RFMD’s underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD’s operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD’s results of operations and the factors and trends affecting RFMD’s business.  However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD’s operations, are outlined below:

     Non-GAAP gross profit and gross margin.  Non-GAAP gross profit and gross margin excludes share-based compensation expense, amortization of intangible assets, adjustments for restructuring and integration charges and an adjustment for amortization of acquisition-related inventory step-up.  We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD’s historical performance and projected costs and the potential for realizing cost efficiencies.  We believe that the majority of RFMD’s purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD’s business.  In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established.  Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD’s ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management.  Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD’s gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors.  We also believe that the adjustments to profit and margin related to business acquisitions (amortization of acquisition-related inventory step-up) and restructuring and integration charges do not constitute part of RFMD’s ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.

We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

     Non-GAAP operating income (loss).  Non-GAAP operating income (loss) excludes share-based compensation expense, amortization of intangible assets, acquired in-process research and development, restructuring and integration charges, impairment of goodwill and intangibles, amortization of acquisition-related inventory step-up and manufacturing start-up costs.  We believe that presentation of a measure of operating income that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that restructuring and integration charges, impairment of goodwill and intangibles, acquired in-process research and development, manufacturing start-up costs and amortization of acquisition-related inventory step-up do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of non-GAAP operating income has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

     Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share.  Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, acquired in-process research and development, restructuring and integration charges, impairment of goodwill and intangibles, manufacturing start-up costs, amortization of acquisition-related inventory step-up, gain on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes and also reflect an adjustment of income taxes.  We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss).  We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are variable in nature and thus unlikely to become recurring expenses.

     Non-GAAP research and development, marketing and selling and general and administrative expenses).  Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, restructuring and integration charges and impairment of goodwill and intangibles.  We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin.  We believe that restructuring and integration charges and impairment of goodwill and intangibles do not constitute part of RFMD’s ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance.  We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures.

     Free cash flow.  RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. RFMD defines free cash flow per diluted share as net cash provided by operating activities during the period minus property and equipment expenditures made during the period divided by GAAP weighted average outstanding diluted shares during the period.  We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength.  Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments.  Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.  Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations.  Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

     Limitations of non-GAAP financial measures.  The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow and free cash flow per diluted share as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD’s industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.  We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses,operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.earnings.com or http://www.rfmd.com (under Investors).  A telephone playback of the conference call will be available approximately one hour after the call’s completion by dialing 303-590-3030 and entering pass code 4106018.

About RFMD

RF Micro Devices, Inc. (Nasdaq GS: RFMD) is a global leader in the design and manufacture of high-performance semiconductor components. RFMD’s products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD’s web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including risks associated with the recent worldwide economic turmoil and its effect on our business and the business of our suppliers and customers, variability in quarterly operating results, the impact of global macroeconomic and credit conditions on our business, the rate of growth and development of wireless markets, risks associated with the reduction or elimination of our investments in our wireless systems business, risks that restructuring charges may be greater and that the cost savings and other benefits from our restructurings may be lower than originally anticipated, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, our ability to reduce costs and improve gross margins by implementing innovative technologies, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 27, 2009	June 28, 2008 (1)

Total revenue	$212,540	$240,492

Costs and expenses:
Cost of goods sold	138,539	168,163
Research and development	35,633	51,354
Marketing and selling	13,568	18,522
General and administrative	11,212	13,058
Other operating expense	1,537	29,098

Total costs and expenses	200,489	280,195

Operating income (loss)	12,051	(39,703)
Other expense	(4,197)	(3,917)

Income (loss) before income taxes	$7,854	$(43,620)
Income tax (expense) benefit	(3,070)	17,095

Net income (loss)	$4,784	$(26,525)

Net income (loss) per share, diluted	$0.02	$(0.10)

Weighted average outstanding diluted shares	269,302	261,249

(1)  Effective March 29, 2009, we adopted the Financial Accounting Standard Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  Our financial statements for the three months ended June 28, 2008 have been adjusted to reflect the retroactive application of this new accounting standard.

 RF MICRO DEVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	June 27,	March 28,	June 28,
	2009	2009 (1)	2008 (1)

GAAP operating income (loss)	$12,051	$(56,522)	$(39,703)
Share-based compensation expense	4,137	5,302	4,481
Amortization of intangible assets	4,716	3,873	7,771
Acquired in process research and development	-	-	1,400
Amortization of acquisition-related inventory step-up	-	-	661
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	1,982	12,401	26,568
Impairment of goodwill and intangibles	201	13,485	-
Other restructuring, integration charges and manufacturing start-up costs	935	75	1,131
Non-GAAP operating income (loss)	24,022	(21,386)	2,309

GAAP net income (loss)	4,784	(58,678)	(26,525)
Share-based compensation expense	4,137	5,302	4,481
Amortization of intangible assets	4,716	3,873	7,771
Acquired in process research and development	-	-	1,400
Amortization of acquisition-related inventory step-up	-	-	661
Restructuring charges related to fiscal 2009 strategic restructuring and adverse macroeconomic conditions	1,982	12,401	26,568
Impairment of goodwill and intangibles	201	13,485	-
Other restructuring, integration charges and manufacturing start-up costs	935	75	1,131
Gain on retirement of convertible subordinated notes	(1,949)	(6,246)	-
Non-cash interest expense on convertible subordinated notes	4,279	4,466	4,368
Tax adjustments	(229)	290	(9,944)

Non-GAAP net income (loss)	18,856	(25,032)	9,911
Plus: Income impact of assumed conversions for interest on 1.50% convertible notes	596	-	662
Non-GAAP net income (loss) plus assumed conversion of notes-Numerator for diluted income (loss) per share	$19,452	$(25,032)	$10,573

GAAP weighted average outstanding diluted shares	269,302	263,409	261,249
Adjustments:
Diluted stock options	-	-	1,745
Assumed conversion of 1.50% convertible notes	27,130	-	30,144
Non-GAAP weighted average outstanding diluted shares	296,432	263,409	293,138

Non-GAAP net income (loss) per share, diluted	$0.07	$(0.10)	$0.04

	Three Months Ended
	June 27, 2009		March 28, 2009		June 28, 2008
GAAP gross margin	$74,001	34.8%	$29,834	17.3%	$72,329	30.1%
Adjustment for intangible amortization	3,596	1.7	3,109	1.8	5,606	2.3
Adjustment for amortization of acquisition- related inventory step-up	-	-	-	-	661	0.3
Adjustment for share-based compensation	484	0.3	1,182	0.7	799	0.3
Other restructuring	458	0.2	10	-	-	-
Non-GAAP gross margin	$78,539	37.0%	$34,135	19.8%	$79,395	33.0%

(1)  Effective March 29, 2009, we adopted the Financial Accounting Standard Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  Our financial statements for the three months ended March 28, 2009 and June 28, 2008 have been adjusted to reflect the retroactive application of this new accounting standard.

RF MICRO DEVICES, INC. AND SUBSIDIARIES

ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Unaudited)

	Three Months Ended
	June 27,	March 28,	June 28,
(In thousands)	2009	2009	2008

GAAP research and development expenses	$35,633	$35,745	$51,354
Less:
Share-based compensation expense	1,045	1,139	1,135
Amortization of intangible assets	33	34	33
Impairment of goodwill and intangibles	201	-	-
Other restructuring and integration charges	120	-	-
Non-GAAP research and development expenses	$34,234	$34,572	$50,186

	Three Months Ended
	June 27,	March 28,	June 28,
(In thousands)	2009	2009	2008

GAAP marketing and selling expenses	$13,568	$13,760	$18,522
Less:
Share-based compensation expense	1,043	996	949
Amortization of intangible assets	1,087	730	2,132
Other restructuring and integration charges	9	-	-
Non-GAAP marketing and selling expenses	$11,429	$12,034	$15,441

	Three Months Ended
	June 27,	March 28,	June 28,
(In thousands)	2009	2009	2008

GAAP general and administrative expenses	$11,212	$10,900	$13,058
Less:
Share-based compensation expense	1,565	1,985	1,598
Other restructuring and integration charges	19	-	-
Non-GAAP general and administrative expenses	$9,628	$8,915	$11,460

Free Cash Flow(1)	Three Months Ended June 27, 2009
(In millions, except per share data)

Net cash provided by operating activities	$36.4
Purchases of property and equipment	(1.9)
Free Cash Flow	$34.5

GAAP weighted average outstanding diluted shares (In thousands)	269,302
Free cash flow per diluted share	$0.13

(1)    Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures. Free cash flow per diluted share is calculated as net cash provided by operating activities minus property and equipment expenditures divided by GAAP weighted average outstanding diluted shares.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 27, 2009	March 28, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$125,205	$172,989
Restricted cash	893	62
Short-term investments	186,567	93,527
Accounts receivable, net	98,100	90,231
Inventories	107,008	113,611
Other current assets	57,004	47,014
Total current assets	574,777	517,434

Property and equipment, net	296,418	315,127
Goodwill	95,628	95,628
Long-term investments	2,200	20,183
Intangible assets, net	116,273	121,191
Other assets	18,095	19,079
Total assets	$1,103,391	$1,088,642

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$112,205	$98,004
Current portion – long-term debt	111	156
Other short-term liabilities, net	19,621	5,606
Total current liabilities	131,937	103,766

Long-term debt, net	487,001	505,107
Other long-term liabilities	43,798	47,807
Total liabilities	662,736	656,680

Shareholders’ equity:
Total shareholders’ equity	440,655	431,962

Total liabilities and shareholders’ equity	$1,103,391	$1,088,642

(1)  Effective March 29, 2009, we adopted the Financial Accounting Standard Board's Staff Position No. APB 14-1, "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)."  Our financial statements as of March 28, 2009 have been adjusted to reflect the retroactive application of this new accounting standard.